UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    January 21, 2003

VALLEY FINANCIAL CORPORATION

VIRGINIA	33-77568	54-1702380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

36 Church Avenue, S.W.
Roanoke, Virginia 24011
(Address of principal executive offices)

(540) 342-2265
(Issuer’s telephone number, including area code)

Item 5.    Other Events.

Valley Financial Corporation (the “Company”), the holding company for Roanoke, VA-based Valley Bank, announced on January 16, 2003 its financial results for the period ended December 31, 2002. The financial results are detailed in the Company’s Press Release dated January 16, 2003 filed as Exhibit A to this Form 8-K and incorporated by reference herein.

The Company’s common stock is traded over the counter under the symbol VYFC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION

Date: January 21, 2003	/s/ A. Wayne Lewis
Wayne Lewis, Executive Vice President

FOR RELEASE 5:00 p.m. January 16, 2003	EXHIBIT A

VALLEY FINANCIAL CORPORATION
36 Church Avenue, S.W.
Roanoke, Virginia 24011

For Further Information Contact:

Ellis L. Gutshall, President and Chief Executive Officer
A. Wayne Lewis, Executive Vice President and Chief Operating Officer
(540) 342-2265

VALLEY FINANCIAL CORPORATION POSTS RECORD EARNINGS AND GROWTH

ROANOKE, VIRGINIA. January 16, 2003 — Roanoke-based Valley Financial Corporation (VYFC) announced today its consolidated financial results, including the highest quarterly and yearly net income in its history. For the three months ended December 31, 2002 Valley Financial reported net income of $692,000 compared with $570,000 for the same three months of 2001, a 21% increase. Fully diluted earnings per share were $.36 in 2002’s fourth quarter versus $.31 in 2001. The Company’s return on average total assets was 1.13% for the fourth quarter and its return on average shareholders’ equity was 14.91%, compared with 1.25% and 13.99%, respectively, reported for the same period in 2001.

At December 31, 2002 Valley Financial’s total assets were $248,846,000, total deposits were $182,243,000, total loans stood at $185,661,000 and total shareholders’ equity was $19,024,000. Compared with December 31, 2001 the Company experienced increases of $54,978,000 or 28% in total assets, $43,377,000 or 31% in total deposits and $38,088,000 or 26% in total loans over the twelve-month period. With total capital representing over 10% of risk-adjusted total assets, the Company meets the regulatory minimum to be considered “well capitalized.”

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Press Release
Valley Financial Corporation
January 16, 2003

Net income for the full year 2002 was $2,259,000 compared with $1,712,000 for 2001, an increase of 32%. Fully diluted earnings per share were $1.19 in 2002 versus $.92 in 2001. Return on average total assets was 1.02% for 2002 against 1.00% in 2001. Return on average total equity was 12.89% in 2002 and 11.05% in 2001. Although there was increased margin pressure in the fourth quarter, the net interest margin for the year 2002 improved to 4.07% versus 3.91% in 2001

Ellis L. Gutshall, President and Chief Executive Officer of Valley Financial, stated “The quarter ended December 31 was the third consecutive quarter in 2002 that we reported outstanding increases in earnings and assets, both sequentially and year-over-year. As has been the case throughout 2002, our gratifying financial results are largely the result of continuing strong growth in earning assets. The majority of the earning asset growth has come from the loan portfolio, with the largest concentration being business and commercial real estate loans. And, we were pleased that deposit growth in 2002 actually exceeded loan growth. While a large part of the deposit growth was in the form of certificates of deposit the Bank did enjoy a $6.5 million increase in non-interest bearing demand deposits, which represented growth of 27% over December 31, 2001.”

Gutshall additionally said “We have been careful to maintain focus on sound loan underwriting since the outlook for the economy, while improving, remains uncertain. The still-fragile nature of the economy is one reason we increased the loan loss reserve to 1.10% of net loans from 1.00% at December 31, 2001. However, net loan chargeoffs continue to be exceptionally low as we charged off only $64,000 for the year, which was just 0.04% of average loans. We remain confident in the overall strength and integrity of the loan portfolio. This is reflected in our asset quality ratios, which compare quite favorably to peers as they have done ever since Valley Bank opened in 1995. As of December 31, 2002 non-performing assets, including loans past due more than ninety days, were only 0.32% of net loans and foreclosed properties.”

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Press Release
Valley Financial Corporation
January 16, 2003

Valley Financial Corporation is the holding company for Valley Bank, which opened in 1995 and engages in a general commercial and retail banking business in the Roanoke Valley, emphasizing the needs of small businesses, professional concerns and individuals. Valley Bank currently operates from six full-service offices at 36 Church Avenue, 2203 Crystal Spring Avenue and 1518 Hershberger Road in Roanoke City, 4467 Starkey Road in Roanoke County, 8 East Main Street in the City of Salem and 1003 Hardy Road in the Town of Vinton. Construction has begun on a seventh full-service office at the intersection of Route 419 and Keagy Road, next to Lewis-Gale Hospital in the City of Roanoke. The bank’s Internet site at www.myvalleybank.com is available for online banking and corporate information.

The Common Stock of Valley Financial Corporation is traded over the counter under the symbol VYFC, and is quoted on the OTC Bulletin Board, an electronic quotation and trade reporting service of the National Association of Securities Dealers. The stock, which went public at a split-adjusted price of $6.35 per share in 1995, traded at an all-time high of $15.10 on December 31, 2002.

Information in this press release contains “forward-looking statements.” These statements involve risks and uncertainties that could cause actual results to differ materially including, without limitation, the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates and the effects of competition. Additional factors that could cause actual results to differ materially are discussed in Valley Financial Corporation’s recent filings with the Securities and Exchange Commission, included but not limited to its Annual Report on Form 10-KSB and its other periodic reports.

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Press Release
Valley Financial Corporation
January 16, 2003

VALLEY FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	December 31 2002	December 31 2001
Total assets	$248,846	$193,868
Total loans	185,661	147,573
Investments	42,405	33,265
Deposits	182,243	138,866
Borrowed funds	45,864	37,171
Shareholders’ equity	19,024	16,304
Non-performing assets to net loans and foreclosed properties	0.32%	0.37%
Loans past due more than 90 days to total loans	0.21%	0.02%
Allowance for loan losses to net loans	1.10%	1.00%
Book value per share, exclusive of accumulated other comprehensive income (loss)*	10.24	9.02

*	Adjusted as necessary to reflect the 3-for-2 stock split effective May 30, 2002

Press Release
Valley Financial Corporation
January 16, 2003

VALLEY FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31		December 31
	2002	2001	2002	2001
Interest income	3,610	3,274	$13,742	$12,969
Interest expense	1,432	1,428	5,468	6,748
Net interest income	2,178	1,846	8,274	6,221
Provision for loan losses	94	107	610	301
Net interest income after provision for loan losses	2,084	1,739	7,664	5,920
Noninterest income	283	168	837	612
Noninterest expense	1,435	1,047	5,371	4,082
Net income before taxes	932	860	3,130	2,450
Provision for income taxes	240	290	871	738
Net income	$692	$570	$2,259	$1,712
Basic net income per share*	$0.38	$0.31	$1.24	$0.94
Diluted net income per share*	$0.36	$0.31	$1.19	$0.92
Return on average total assets	1.13%	1.25%	1.02%	1.00%
Return on average total equity	14.91%	13.99%	12.89%	11.05%
Yield on earning assets (TEY)	6.38%	7.61%	6.70%	8.03%
Cost of funds	2.56%	3.47%	2.70%	4.37%
Net interest margin	3.89%	4.32%	4.07%	3.91%
Overhead efficiency ratio	56.92%	51.22%	57.77%	58.28%

*	Adjusted as necessary to reflect the 3-for-2 stock split effective May 30, 2002